EXHIBIT 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Triple Crown Media, Inc. (the “Company”) on Form 10-Q for the fiscal quarterly period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his individual knowledge and belief:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 8, 2007

Signed:	/s/ THOMAS J. STULTZ
Thomas J. Stultz
President and Chief Executive Officer
The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in said filing.